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                               POWER OF ATTORNEY
                               -----------------


     The undersigned hereby constitutes Daniel J. Fuss, Mark W. Holland and Sheila M. Barry, and each of them singly, his true and lawful attorneys, with full power to them and each of them to sign for him, in his name and in the capacity indicated below, any and all registration statements of Loomis Sayles Investment Trust, a Massachusetts business trust, under the Securities Act of 1933 or the Investment Company Act of 1940, and generally to do all such things in his name and in his behalf to enable Loomis Sayles Investment Trust to comply with the provisions of the Securities Act of 1933, the Investment Company Act of 1940, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by his said attorneys to any and all registration statements and amendments thereto.

     Witness my hand this 10th day of October, 1996.



                                            TIMOTHY J. HUNT
                                     ------------------------------
                                     Timothy J. Hunt
                                     Trustee